EXHIBIT 10.23

                         EXECUTIVE EMPLOYMENT AGREEMENT

      This Executive Employment Agreement (this "EMPLOYMENT AGREEMENT") effective the 21st day of September, 2000 (the "EFFECTIVE DATE"), by and between Tristar Corporation, a Delaware corporation ("EMPLOYER"), and Robert M. Viola ("EMPLOYEE").

                             W I T N E S S E T H:

      WHEREAS, Employer desires to employ Employee as Senior Executive Vice President and Chief Financial Officer for a term of employment as herein provided and Employee desires to accept such employment as herein provided; and

      WHEREAS, the parties desire to establish by contract the terms and conditions of the employment of Employee by Employer;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

      1. TERM OF EMPLOYMENT. The term of Employee's employment under this Employment Agreement shall commence on the Effective Date and terminate on September 20, 2003, unless terminated earlier as provided herein (the "TERM").

      2. TITLE AND DUTIES OF EMPLOYEE. Employee shall serve as Senior Executive Vice President and Chief Financial Officer of Employer. Employee agrees to his employment by Employer and to devote substantially his entire business time to the business of Employer throughout the period of his employment, provided that Employee may make personal passive investments, be involved in charitable activities and engage in business or consulting activities provided they do not substantially interfere with his activities hereunder. Employee is employed as Senior Executive Vice President and Chief Financial Officer and shall perform such duties as directed by the President or Board of Directors of Employer. Employer shall have the right at any time to change or modify the work or duties to be performed by Employee, provided that such work or duties as so changed or modified shall include the general powers and duties usually vested in the office of the Chief Financial Officer of a company of Employer's size and shall be commensurate with such position. Subject to the prior sentence, Employer shall have the exclusive power and authority to determine the matters to be assigned to Employee and the specific duties to be performed by him. Employee shall report to only the Board of Directors, the President and the Chief Executive Officer of Employer.

      3. SALARY. For all services rendered by him during the Term, Employee shall be paid an initial base salary at the rate of Two Hundred Thirty-One Thousand Dollars ($231,000.00) per annum, payable weekly, subject to standard deductions for all applicable state and federal taxes and other reasonable bonafide deductions; PROVIDED, HOWEVER, as of March 1, 2001, and on each March 1st thereafter during the Term, Employee's base salary shall be increased by at least 5% (the base salary in effect from time to time, "SALARY").

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      4. ADDITIONAL BENEFITS. During the Term, Employee shall be entitled to the following other benefits, in addition to his Salary or as otherwise described in this Employment Agreement:

            (a) REIMBURSEMENT FOR TRAVEL, ENTERTAINMENT AND OTHER EXPENSES. During the Term, Employer shall reimburse Employee for any reasonable travel, entertainment or other necessary expenses incurred in the performance of his duties under this Employment Agreement, consistent with the policies of Employer at the time of such reimbursement with respect to such expenses, as such policy may be modified from time to time.

            (b) ALL BENEFIT PLANS. During the Term, Employee shall be eligible to participate in all benefit plans generally available to Employer's executive officers, excluding any bonus plans other than as described in
      SECTION 4(C) below and any car allowance other than as described in
      SECTION 4(D) below, and shall at a minimum be provided with (i) a health plan and (ii) long-term disability benefits providing for monthly payments to Employee in an amount not less than sixty percent (60%) of Employee's monthly Salary (based upon Employee's inability to do his job following disability for a consecutive period of 6 months) pursuant to Employer's benefit plan in existence at the time hereof as such plan may be enhanced but not diminished during the Term.

            (c) BONUS PLAN. During the Term, Employee shall be eligible for annual incentive compensation with a targeted maximum benefit of 40% of Employee's Salary upon Employer achieving certain reasonable financial and other goals to be agreed to by Employer and Employee and with adjustments for a lesser bonus than the targeted maximum benefit if certain lesser financial and other goals are achieved. In the event Employee's employment is terminated for reasons other than as set forth in SECTION 7(C) or
      SECTION 7(E) after six (6) months from the commencement date hereof or after the first six (6) months of any fiscal year of Employer, Employee shall receive a prorated bonus for the period of employment based upon the pro rata accomplishment of the financial goals for such period prior to termination of employment.

            (d) CAR ALLOWANCE. Employer shall pay Employee a car allowance of $600.00 per month, subject to adjustment during the Term in accordance with the executive car allowance policy in effect from time to time.

            (e) RELOCATION PACKAGE. In the event that (i) the Compensation Committee and Employee agree that Employee should relocate from Employer's global marketing offices at 225 West 34th Street, Suite 800, New York, New York 10122, to Employer's place of business in San Antonio, Bexar County, Texas, or (ii) in the event that Employer relocates its global marketing offices more than fifty (50) miles from its current location at 225 West 34th Street, Suite 800, New York, New York 10122, Employer shall reimburse Employee for all of Employee's reasonable out-of-pocket expenses incurred in connection with such relocation, including, without limitation, reasonable expenses incurred in connection with (w) the sale of Employee's current residence, including without limitation, brokers' fees and other closing costs, (x) Employee's relocation, (y) Employee's purchase of a new residence

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      at the new location, including without limitation, brokers' fees and other closing costs, and (z) an amount equal to the tax liability of Employee in connection with the amounts paid to Employee pursuant to this SECTION
      4(E).

            (f) LIFE INSURANCE. Each year during the Term of this Employment Agreement, Employer shall pay to Employee the sum of $5,000.00 PLUS an amount equal to the tax liability of Employee in connection with the amounts paid to Employee pursuant to this SECTION 4(F), with which Employee shall purchase a policy of insurance upon the life of Employee. Employee shall have the right to designate the beneficiary of such policy.

      5. RESIGNATION. If for any reason other than for Good Reason, as hereinafter defined, Employee voluntarily resigns his employment prior to the expiration of the Term, Employee shall forfeit any right to receive any payments or benefits, including severance benefits, pursuant to this Employment Agreement and Employer shall be released and discharged from any liability, obligation or duty arising in connection with this Employment Agreement or in connection with Employee's employment, except for amounts accrued prior to such termination, a bonus pursuant to SECTION 4(C), if any is earned, and any right of indemnification hereunder or under the provisions of Employer's Bylaws and Articles of Incorporation (collectively, the "INDEMNITY OBLIGATION"). Nevertheless, Employer and Employee shall continue to be bound and obligated by any provision of this Employment Agreement which is intended by its terms to survive and continue beyond the resignation of Employee, including, but not limited to, the provisions of SECTION 9. Employee may terminate his employment hereunder for Good Reason, upon written notice to Employer setting forth the nature of such Good Reason in reasonable detail. "GOOD REASON" shall mean (i) the failure of Employer to provide Employee the salary, incentive and bonus compensation and benefits in accordance with the terms hereof, (ii) the failure of Employer to continue Employee in the position of Chief Financial Officer,
(iii) the material diminution in the nature or scope of Employee's responsibilities, duties or authority, (iv) the relocation of Employee's offices from the New York, New York area or (v) any other material breach of this Employment Agreement by Employer. Upon Employer's receipt of written notice of Employee's termination for Good Reason hereunder, such termination shall be effective thirty (30) days after receipt of such notice if a cure for such event has not been effected.

      6. SEVERANCE AND NON-RENEWAL PAYMENT. Notwithstanding anything to the contrary herein contained, the provisions of this SECTION 6 shall not be applicable to a termination of employment pursuant to SECTIONS 7(A), 7(B), 7(C) or 7(E) of this Employment Agreement. In addition, there shall be no obligation of Employee to mitigate his damages and seek employment following the termination of Employee's employment in order to receive the Severance or Non-Renewal Payment hereunder.

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            (a) SEVERANCE PAYMENTS. In the event the employment of Employee by
      Employer is terminated prior to the end of the Term, for any reason other than the reasons set forth in the preamble to this SECTION 6, Employer shall be obligated to pay Employee severance (the "SEVERANCE") in an amount equal to the sum of (i) one (1) year's Salary (at the rate in effect at the date of termination) or Salary for the remaining balance of the Term at the date of termination, whichever sum is greater PLUS (ii) an amount equal to the product of the fractional number of years for which the Severance is payable pursuant to (i) above TIMES the average of all annual incentive bonuses paid to Employee by Employer for the past two (2) years, regardless of whether such bonuses were paid to Employee pursuant to this Employment Agreement or otherwise; PROVIDED, HOWEVER, any Severance payable by Employer hereunder shall be subject to the following conditions and adjustments:

            (i) Severance payable hereunder shall be payable in equal weekly installments (each a "SEVERANCE PAYMENT") commencing on the first Friday following the termination;

            (ii) Severance Payments payable by Employer hereunder shall be reduced and offset (the "SEVERANCE OFFSET RIGHT") on a dollar for dollar basis in an amount equal to any sums earned and/or received by Employee for any services directly or indirectly provided to a third party such as salary, incentive payments, bonus or consulting fees during the period during which the Severance Payments are to be paid to Employee (the "SEVERANCE PERIOD"). During the Severance Period, Employee shall immediately give Employer written notice upon Employee's engagement by a third party for Employee to directly or indirectly provide any type of employment, advice or consulting services.

            (iii) Severance Payments for the first nine (9) months of the Severance Period shall not be subject to the Severance Offset Right.

            (b) SEVERANCE BENEFITS. In addition to the Severance Payments required to be paid to Employee pursuant to this SECTION 6, Employer shall, during the Severance Period, to the extent continuation of such benefits is not prohibited by applicable state and/or federal law, continue to provide to Employee, at Employer's cost and expense, the benefits set forth in SECTION 4(B) other than participation in Employer's 401(k) plan.

            (c) NON-RENEWAL PAYMENTS. At the end of the Term of this Employment Agreement, provided this Employment Agreement has not been terminated, if this Employment Agreement is not renewed and extended on a basis that is mutually acceptable to both Employer and Employee, then in such event, Employee shall be entitled to receive, as a non-renewal benefit, twelve
      (12) months' Salary in equal weekly installments over a 12- month period beginning on the first Friday following the expiration of the Term (each a "NON-RENEWAL PAYMENT") subject to the following conditions and adjustments:

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            (i) The Non-Renewal Payments payable by Employer hereunder shall be reduced and offset (the "NON-RENEWAL OFFSET RIGHT") on a dollar for dollar basis in an amount equal to any sums earned and/or received by Employee for any services directly or indirectly provided to a third party such as salary, incentive payments, bonus or consulting fees during the period during which the Non-Renewal Payments are to be paid to Employee (the "NON-RENEWAL PERIOD"). During the Non-Renewal Period, Employee shall immediately give Employer written notice upon Employee's engagement by a third party for Employee to directly or indirectly provide any type of employment, advice or consulting services.

            (ii) Non-Renewal Payments for the first nine (9) months of the Non-Renewal Period shall not be subject to the Non-Renewal Offset Right.

            (d) NON-RENEWAL BENEFITS. In addition to the Non-Renewal Payments required to be paid to Employee pursuant to this SECTION 6, Employer shall, during the Non-Renewal Period, to the extent continuation of such benefits is not prohibited by applicable state and/or federal law, continue to provide to Employee, at Employer's cost and expense, the benefits set forth in SECTION 4(B) other than participation in Employer's 401(k) plan.

            (e) SURVIVAL OF CERTAIN PROVISIONS. Upon any such termination, this Employment Agreement shall be terminated and Employer shall be released from all obligations to Employee with respect to this Employment Agreement, except for the compensation obligations set forth herein and the indemnification obligation. Nevertheless, Employer and Employee shall continue to be bound and obligated by any provision of this Employment Agreement which is intended by its terms to survive and continue beyond the termination of this Employment Agreement, including, but not limited to, the provisions of SECTION 9. The right of Employer to terminate Employee in Employer's discretion prior to the end of the Term is an independent and absolute right, and may be applied and enforced separately by Employer at its election and in its sole discretion, notwithstanding any other provision contained in this Employment Agreement to the contrary.

      7.    TERMINATION EARLIER THAN BY EXPIRATION OF TERM.

      Although the parties expressly intend that employment under this Employment Agreement shall continue until September 20, 2003, unless sooner terminated pursuant to the provisions of SECTION 5 or SECTION 6 above, the parties agree that employment under this Employment Agreement, and the provisions hereof (except for any provision intended by its terms to survive and continue, including, but not limited to, the provisions of SECTION 9), shall be terminated in advance of the expiration of the Term upon the occurrence of any one of the following events:

            (a)   DEATH.  The death of Employee.

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            (b) DISABILITY. The physical or mental disability of Employee that has prevented him from performing effectively the duties of his employment for a time period greater than six (6) consecutive months.

            (c) TERMINATION FOR CAUSE. Employer also reserves the right at its election to terminate the employment of Employee for Cause. "CAUSE" exists if Employee (i) has engaged in a wilful act of dishonesty (other than good faith expense account disputes), or (ii) has willfully violated any material provision of Employer's Code of Conduct which is currently in effect, as the same may be modified, amended or restated from time to time, and a copy of which is attached hereto and marked EXHIBIT A and incorporated herein by reference. Upon the occurrence of any event described in clause (i) of this SECTION 7(C), regardless of whether such event is also described in clause (ii) of this SECTION 7(C), notice of termination for cause of the employment of Employee may be given in writing by Employer to Employee and such termination shall be effective immediately upon the delivery of such notice. Upon the occurrence of any event described in clause (ii) of this SECTION 7(C), notice of termination for cause of the employment of Employee setting forth the grounds for such termination shall be given to Employee by Employer in writing within sixty
      (60) days of receiving actual knowledge of such default by the Chief Executive Officer or Board of Directors of Employer and such termination shall be effective thirty (30) days thereafter if a cure for such event has not been effected. The giving of such notice shall also effect a termination of the obligations under this Employment Agreement, including without limitation SECTIONS 3, 4, and 6, except as to any provision of this Employment Agreement which is intended by its terms to survive and continue, including, but not limited to, the provisions of SECTION 9.

            (d) TERMINATION BY EMPLOYER WITHOUT CAUSE. Employer terminates Employee's employment with Employer during the Term without Cause.

            (e) TERMINATION BY EMPLOYEE WITHOUT GOOD REASON. Employee terminates his employment with Employer during the Term without Good Reason.

            (f) TERMINATION BY EMPLOYEE FOR GOOD REASON. Employee terminates his employment with Employer during the Term for Good Reason.

      Upon the occurrence of any of the events described above in SECTIONS 7(A) through 7(C), inclusive, or SECTION 7(E), Employer shall be released and discharged from any liability, obligation or duty arising in connection with this Employment Agreement or in connection with Employee's employment except as otherwise provided herein and further, provided that upon the occurrence of any event described in SECTION 7(A), Employee shall be entitled to receive the proceeds of the life insurance policy maintained by Employer for the benefit of Employee on the life of Employee or upon the occurrence of an event described in
SECTION 7(B), Employee shall be entitled to the benefits of any disability policy of Employer covering such event to the extent provided in such policy. In all cases the indemnification obligation shall continue.

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      Notwithstanding the foregoing, should Employee at any time within twelve
(12) months of the occurrence of a "change of control" (as defined below) cease to be an employee of Employer (or its successor), by reason of (i) termination by Employer (or its successor) other than for "cause" (as defined below) or (ii) voluntary termination by Employee for "good reason upon change of control" (as defined below), then in any such event, (1) Employer shall at the election of Employee either (x) continue to pay Employee his then effective Salary under
SECTION 3 through the later to occur of (A) the expiration of the Term or (B) twelve (12) months after such termination or (y) pay Employee, within 45 days of the severance of employment described in this paragraph, a lump-sum payment equal to (without discounting to present value) his then effective Salary under
SECTION 3 through the later to occur of (A) the expiration of the Term or (B) twelve (12) months after such termination and (2) all outstanding stock options and other incentive awards held by Employee shall become fully vested and shall be exercisable, to the extent not prohibited by any applicable stock option plan of Employer, within twelve (12) months after such termination. In addition, regardless of the election made by Employee pursuant to (1)(x) or (y) above, Employer shall continue all benefits under SECTION 4 (except participation in Employer's 401(k) plan), through the later to occur of (X) the expiration of the Term or (Y) twelve (12) months after such termination, to the extent continuation of such benefits is not prohibited by applicable state and/or federal law.

      As used in the immediately preceding paragraph, (I) "cause" shall be limited to the conviction of or a plea of NOLO CONTENDERE to the charge of a felony which, through lapse of time or otherwise, is not subject to appeal, or a material breach of fiduciary duty to Employer through the misappropriation of Employer's funds or property and (II) voluntary termination by Employee for "good reason upon change of control" shall mean (i) removal of Employee from the office(s) Employee holds on the date of this Employment Agreement, (ii) a material reduction in Employee's authority or responsibility, (iii) relocation of Employer's offices from its then current location, (iv) a reduction in Employee's compensation, or (v) Employer otherwise commits a breach of this Employment Agreement.

      As used herein, a "change of control" shall be deemed to have occurred if
(i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Transvit Manufacturing Corporation, Starion International Limited, Nevell Investments S.A., Shashikant S. Sheth, Jammadas Sheth, Kirit Sheth or Mahendra Sheth, is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing more than 40% of the combined voting power of Employer's then outstanding securities, or (ii) the stockholders of Employer approve a merger or consolidation of Employer with any other corporation, other than a merger or consolidation that would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation, or (iii) the stockholders of Employer approve a plan of complete liquidation of Employer or an agreement of sale or disposition by Employer of all or substantially all of Employer's assets.

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      8. EMPLOYEE OWNERSHIP. During the Term, Employee will not directly or indirectly, on his own behalf or as a partner, officer, consultant, principal, agent, stockholder (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, invest or engage in, or devote any material endeavor or effort to any other business other than the business of Employer other than the charitable activities as permitted in SECTION 2 hereof.

      9. RECORDS; CONFIDENTIAL INFORMATION; NON-COMPETITION AGREEMENT; TANGIBLE PROPERTIES.

            (a) OWNERSHIP. All business records, data and information ("RECORDS") are and shall remain the exclusive property of Employer. Employee shall not under any circumstances whatsoever permanently remove any Records from the premises of Employer without prior written consent of Employer.

            (b) RETURN OF RECORDS. Upon request, Employee shall immediately return to Employer all Records and copies thereof in Employee's possession.

            (c) CONFIDENTIAL AND PROPRIETARY INFORMATION. To the extent not otherwise provided for in this Employment Agreement, except as reasonably desirable in Employee's performance of his duties hereunder, Employee agrees to maintain the confidentiality of all confidential and proprietary information relating to the business or internal operation of Employer both during and after his employment by Employer, provided that if Employee becomes legally compelled to disclose any such information, Employee will (i) promptly notify Employer so that Employer may seek a protective order or other appropriate remedy and/or waive compliance under this SECTION 9(C) and (ii) comply with all reasonable requests of Employer in seeking a protective order or other appropriate remedy. If such protective order or other remedy is not timely obtained, or if Employer waives compliance with the provisions of this SECTION 9(C), Employee will furnish only that portion of such information that is legally required. Employee understands and agrees that this SECTION 9 is a material part of this Employment Agreement, his acceptance of which is an inducement to Employer to enter into this Employment Agreement.

            (d) NON-COMPETITION AGREEMENT. Employee covenants and agrees that for the period beginning the date of Employee's termination of his employment with Employer, however such termination is brought about (the "TERMINATION DATE"), and ending on the second (2nd) anniversary of said date (the "RESTRICTED PERIOD"), Employee will not, directly or indirectly, on his own behalf or as a partner, officer, consultant, principal, agent, stockholder (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, invest or engage in, or devote any endeavor or effort to the alternative designer fragrances or the cosmetics segment of the perfume or toiletries business, of the type currently sold by the persons set forth on EXHIBIT B attached hereto and not mass brands of the types sold by Proctor and Gamble,

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      Unilever, Colgate-Palmolive, L'Oreal, Benckiser Consumer Products, Inc.,
      Estee Lauder, Del Labs or Revlon (the "BUSINESS"), in the United States or other countries Employer or its subsidiaries are doing business at the time of the termination of this Employment Agreement (the "TERRITORY"). During the Restricted Period, in the event Employee is employed by or consults with a Conglomerate, as herein defined, and such Conglomerate's primary business is not the Business, as long as Employee is not directly or indirectly involved in employment with or consulting in the Business, then in such event, that employment is not prohibited from employment by such Conglomerate; however, Employer shall be prohibited from being involved directly or indirectly with the Business. Employee shall be prohibited from working for a Conglomerate whose primary business is the Business. For the purposes of this SECTION 9, "CONGLOMERATE" shall be defined as any business which is comprised of entities or groups (E.G., divisions) with multiple lines of business. Nothing herein shall prohibit Employee owning an investment of less than ten percent (10%) of a Conglomerate.

            (e) NON-SOLICITATION AGREEMENT. During the Restricted Period, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from Employer or any entity controlled by or under common control with Employer, or otherwise interfere in a material fashion with the relationship with, any person who is employed by or otherwise engaged to perform services for Employer or any person or entity who is as of the Termination Date, or within the then most recent 12-month period, a customer or client of Employer. The giving of references shall not be deemed a violation of this
      SECTION 9.

            (f) REFORMATION. Each of the parties hereto recognizes the time limitations and territorial restrictions contained in this SECTION 9 are properly required for the adequate protection of the business and goodwill of Employer and agrees in the event any covenant or provision contained herein shall be deemed to be illegal, unenforceable, or unreasonable by a court or other tribunal of competent jurisdiction with respect to the time limitation or any part of the Territory, such provision or covenant should be modified to extend to the maximum time and territory that is reasonable and submits to the reduction of said time limitations and territorial restriction to such a time or an area as said court or tribunal shall deem reasonable.

            (g) DOCUMENTS, WRITTEN MATERIALS AND TANGIBLE PROPERTIES. To the extent not otherwise provided for in this Employment Agreement, Employee agrees that all documents, written materials and other tangible property, including copies thereof, relating in any way to the business of Employer, shall be and remain the exclusive property of Employer and shall be returned to Employer by Employee immediately upon termination of his employment by Employer or at the request of Employer.

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            (h) INJUNCTIVE RELIEF. Employee hereby acknowledges and agrees that
      Employer could not be fully compensated for damages resulting from a continuing and material breach of any of the provisions of this SECTION 9 and, accordingly, that Employer shall be entitled to temporary and permanent injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to prevent a breach or threatened breach of this SECTION 9 or to enforce the terms of this
      SECTION 9. This right of Employer with respect to the obtaining of injunctive relief shall not, however, diminish any right of Employer to claim and recover monetary damages or to obtain any other remedy.

            (i) SURVIVAL. The provisions of this SECTION 9 shall continue in effect notwithstanding the termination of, or resignation from, the employment of Employee by Employer.

      10. WAIVER OF BREACH. A waiver by a party of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party of the same or any other provision of this Employment Agreement.

      11. NOTICES. Any notice required to be given under this Employment Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, or hand delivered, or via overnight delivery service to the other party at the address shown below:

      For Employer:     Tristar Corporation
                        105 S. St. Mary's Street, Suite 1800
                        San Antonio, Texas 78205
                        Attn: President and Chief Executive Officer

      With a copy to:   Fulbright & Jaworski L.L.P.
                        300 Convent, Suite 2200
                        San Antonio, Texas 78205
                        Attn:  Phillip M. Renfro, Esq.

      For Employee:     Mr. Robert M. Viola
                        27 Robbins Drive
                        E. Williston, New York 11596

      With a copy to:   Raul Felder, P.C.
                        437 Madison Avenue, 30th Floor
                        New York, New York 10022
                        Attn:  Robert Frey, Esq.

Either party may change its or his address for notices under this SECTION 11 by giving notice of the change to the other pursuant to this SECTION 11.

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      12. GOVERNING LAW; FORUM. This Employment Agreement shall be governed by and construed in accordance with the laws of the State where Employer has its corporate and administrative offices without regard to the conflicts of laws rules thereof and is made and entered into in San Antonio, Bexar County, Texas. Any and all controversies between Employer and Employee shall be settled by arbitration, in accordance with the Commercial Arbitration rules, then existing, of the American Arbitration Association. Any arbitration hereunder shall be before one arbitrator associated with the American Arbitration Rules of the American Arbitration Association. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in Bexar County, Texas. The arbitrator may award attorneys' fees and costs to the prevailing party pursuant to the terms of this Employment Agreement.

      13. SEVERABILITY. If any of the provisions of this Employment Agreement is determined to be invalid or unenforceable in part, the remaining provisions, and the enforceable portions of any partially unenforceable provisions, shall nevertheless be binding and enforceable.

      14. BINDING EFFECT; EFFECTIVE DATE; ENTIRE AGREEMENT. Subject to SECTION 15 below, this Employment Agreement shall inure to the benefit of and shall be binding upon Employer and its successors and assigns, and upon Employee and his heirs, legatees, executors, administrators, successors and beneficiaries. This Employment Agreement shall be effective as of the date hereof. This Employment Agreement contains the entire agreement between the parties and supersedes any prior agreements, letter agreements, term sheets or discussions between the parties, including the Executive Employment Agreement between Employer and Employee dated as of September 1, 1998. This Employment Agreement may not be amended except by a written agreement signed by the parties.

      15. ASSIGNMENT. This Employment Agreement shall not be assignable by Employee without the prior written consent of Employer. This Employment Agreement may only be assigned by Employer in connection with a sale of all or substantially all of the assets of Employer. In such event a written assumption agreement shall be promptly delivered to Employee by the buyer of such assets.

      16. CAPTIONS. Captions of sections are inserted only as a matter of convenience and reference and in no way define, limit or describe the substance or scope of this Employment Agreement or the intent of any of its provisions.

      17. RULES OF CONSTRUCTION. This Employment Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. All references in this Employment Agreement to "parties" refer to parties in this Employment Agreement unless expressly indicated otherwise. References in this Employment Agreement to sections are to sections of this Employment Agreement unless expressly indicated otherwise. References in this Employment Agreement to "provisions" of this Employment Agreement refer to the terms, conditions and promises contained in this Employment Agreement. At each place in this Employment Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. Forms of the verb "including" mean "including without limitation". The word "or" is inclusive and includes "and".

      18. INDEMNITY. Employer and Employee entered into an Indemnity Agreement dated September 1, 1998 (the "INDEMNITY AGREEMENT"), a copy of which is attached hereto as EXHIBIT C. The Indemnity Agreement remains in full force and effect as of the date hereof and shall not be affected by the execution of this Employment Agreement.

      19. REIMBURSEMENT OF EMPLOYEE'S ATTORNEY'S FEES. Employer shall pay Employee for the legal fees of Employee's attorneys, Raul Felder, P.C., incurred in connection with the negotiation and execution of this Employment Agreement.

      20. OTHER AGREEMENTS. This Employment Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes prior agreements relating thereto, including, without limitation, that one certain Employment Agreement dated September 1, 1998 between Tristar Corporation and Robert M. Viola.

                          [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                              TRISTAR CORPORATION

                              By:
                                  --------------------------------------------
                              Name:
                                    ------------------------------------------
                              Title:
                                     -----------------------------------------


                              ------------------------------------------------
                              ROBERT M. VIOLA

                                    EXHIBIT A

                                 CODE OF CONDUCT

                                   EXHIBIT B

                              LIST OF COMPETITORS

UNITED STATES           CANADA                  VENEZUELA
-------------           ------                  ---------
Inter Parfums           Cartland                Glamour, C. A. (Jean Nacris)
Delagar                 Claude G
Parfums DeCoeur
L'Illusions
Yaz
From France to You
Paris Design
Q Perfumes
Deborah
AM Cosmetics

                                    EXHIBIT C

                            INDEMNIFICATION AGREEMENT